PAGE 1                                             EX-7.1



















         CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
           FOR THE OCTOBER 25, 1996 DISTRIBUTION DATE

               CSXT Trade Receivables Master Trust
       5.05% Trade Receivables Participation Certificates,
                          Series 1993-1






























                                     - 1 -



       PAGE 2

               CSXT TRADE RECEIVABLES MASTER TRUST
               Monthly Distribution Date Statement
                          Series 1993-1
               CSX Transportation, Inc. (Servicer)

ORIGINAL SERIES 1993-1 PARAMETERS
---------------------------------

Initial Pool Balance                                 542,490,000
Initial Invested Amount                              200,000,000
Required Net Series Pool Balance                     239,993,384
Original Investor Allocation Percentage                   44.24%
Certificate Rate                                           5.05%
Servicing Fee (Per Annum)                                  0.25%
Original Required Available Subordinated Amount       36,658,384
Purchaser Adjusted Invested Amount (PAIA)            130,000,000

MONTHLY ACTIVITY
----------------

Total Pool Collections                               456,746,000
Total New Receivables Sold To Trust (New Invoices)   505,521,000
Dilutions                                              5,935,000
Defaulted Receivables (91 days +)                      4,014,000
Total Pool Recoveries                                          0
Investment Proceeds for Due Period                             0
Interline Payables                                   154,697,000
Overconcentration Amount                                       0
Receivables Not Eligible                                       0
Miscellaneous Payments (Adjustment Payments +
  Transfer Deposit Amounts)                                    0
Monitored Receivables                                 43,647,000
Additions to Monitored Receivables                     8,907,000
Collections of Monitored Receivables                   6,742,000
Total Charged-Off Receivables                            751,000
Purchaser Adjusted Invested Amount                   125,000,000
Reassigned Receivables                                         0

MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION
---------------------------------------------------------------

Series 1993-1 Certificate Rate                             5.05%
Servicing Fee                                              0.25%

Average Days Sales Outstanding                              38.5
Monthly Payment Rate                                      77.90%
Yield Reserve                                          3,000,000
Fee Reserve                                              106,974







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       PAGE 3

INPUTS FROM PREVIOUS SERVICER REPORT
------------------------------------

Ending Pool Balance                                  586,320,000
Interline Payables                                   139,576,000
Outstanding Balance                                  446,744,000
Ending Net Receivables Pool Balance                  395,986,000
Ending Series 1993-1 Invested Amount                 200,000,000
Ending Series 1993-1 Available Subordinated Amount    37,896,991
Ending Deferred Monthly Servicing Fee                          0
Ending Interest Shortfall + Additional Interest                0
Unallocated Collections                                        0
Principal Funding Account Balance                              0
Ending Purchaser Adjusted Invested Amount (PAIA)     125,000,000
Ending Series Adjusted Invested Amount               237,896,991

Yield Reserve                                          3,231,493
Fee Reserve                                              162,197

Accumulation Period (Y=1;N=2)                                  2
Early Amortization Period (Y=1;N=2)                            2

DELINQUENCY DATA (As of 9/30/96)
--------------------------------
                                              %    Dollar Amount
                                            ------ -------------
1-30 Days From Invoice                      95.01%   597,054,000
31-60 Days From Invoice                      3.52%    22,124,000
61-90 Days From Invoice                      0.83%     5,217,000
91-120 Days From Invoice                     0.23%     1,426,000
121-150 Days From Invoice                    0.12%       764,000
151-180 Days From Invoice                    0.08%       520,000
181-210 Days From Invoice                    0.06%       398,000
211-240 Days From Invoice                    0.04%       221,000
Greater Than 240 Days From Invoice           0.11%       685,000
                                           -------   -----------
       Total                               100.00%   628,409,000
                                           -------   -----------
CERTIFICATE REPORTING DATES
---------------------------

Determination Date                                     22-Oct-96
Distribution Date                                      25-Oct-96
Due Period                                                Sep-96
Series 1993-1 Period Number                                   36
Last Day of Preceding Due Period                       30-Sep-96









                                     - 3 -



       PAGE 4

ALLOCATION PERCENTAGES
----------------------

Beginning Invested Amount                            200,000,000
Series Adjusted Invested Amount (SAIA)               237,896,991
Purchaser Adjusted Invested Amount (PAIA)            125,000,000
Trust Adjusted Invested Amount (TAIA)                362,896,991

Series Allocation Percentage (SAIA/TAIA)                  65.55%
Investor Allocation Percentage                            92.95%
Investor Ownership Percentage                             34.11%
Seller Ownership Percentage                               65.89%

COLLECTIONS
-----------

Total Pool Collections                               456,746,000
Pool Recoveries                                                0
Total Available Collections                          456,746,000

Series Allocable Collections
  (SAP * Total Available Collections)                299,419,675
Series Allocable Miscellaneous Payments                        0
Available Investor Collections                       278,314,267
Monthly Interest Due                                     841,667
Monthly Interest Paid                                    841,667
Remaining Available Collections                      277,472,600
Beginning Interest Shortfall + Additional
  Interest Due                                                 0
Beginning Interest Shortfall + Additional
  Interest Paid                                                0
Remaining Available Collections                      277,472,600
Ending Unpaid Interest Shortfall                               0

Certificateholders' Monthly Servicing Fee                 61,694
Withdrawal                                                61,694
Remaining Available Collections                      277,410,906
Beginning Deferred Monthly Servicing Fee                       0
Withdrawal                                                     0
Remaining Available Collections
  ("Monthly Principal")                              277,410,906
Ending Deferred Monthly Servicing Fee                          0

Charged-Off Amount                                       751,000
Investor Allocable Charged-Off Amount                    256,174
Withdrawal                                               256,174
Remaining Available Collections                      277,154,732
Investor Charge-Off Shortfall                                  0

Deficiency Amount                                              0
Available Subordination Draw Amount                            0
Remaining Investor Charge-Off Shortfall                        0



                                     - 4 -



       PAGE 5

POOL BALANCE
------------

Beginning Pool Balance                               586,320,000
Collections                                         (456,746,000)
New Receivables                                      505,521,000
Dilutions                                             (5,935,000)
Charged-Off Receivables                                 (751,000)
Ending Pool Balance                                  628,409,000
Interline Payables                                  (154,697,000)
Ending Outstanding Balance                           473,712,000
Ending Net Receivables Pool Balance                  426,051,000
Ending Net Series Pool Balance                       279,297,579

REQUIRED NET SERIES POOL BALANCE
--------------------------------

Subordination Percentage (Current Due Period)             15.93%

Beginning Available Subordinated Amount               37,896,991
Required Subordination Draw Amount                             0
Invested Amount                                                0
Ending Available Subordinated Amount                  37,896,991
Yield Reserve                                          3,000,000
Fee Reserve                                              106,974
Initial Invested Amount-Invested Amount                        0
Required Net Series Pool Balance                     241,003,965

NEW ALLOCATION PERCENTAGES
--------------------------

Ending Invested Amount                               200,000,000
Ending Series Adjusted Invested Amount (SAIA)        237,896,991
Ending Purchaser Adjusted Invested Amount (PAIA)     125,000,000
Ending Trust Adjusted Invested Amount (TAIA)         362,896,991

Ending Series Allocation Percentage (SAIA/TAIA)           65.55%
Ending Investor Allocation Percentage                     86.29%
Ending Investor Ownership Percentage                      31.83%
Ending Seller Ownership Percentage                        68.17%

CURRENT DUE PERIOD DILUTION AND MONITORED
  RECEIVABLES PERCENTAGES
-----------------------------------------

A. Dilution Percentage                                     0.94%

B. Monitored Receivables (As a Percentage of Pool Balance)
     Additions to Monitored Receivables                    1.42%
     Collections of Monitored Receivables                  1.07%
                                                           -----
     Net Additions (Reductions) to Monitored Receivables   0.35%



                                     - 5 -



       PAGE 6

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                 0
Beginning Investor Charge-Offs per $1,000 Certificate       0.00
Additional Investor Charge-Offs                                0
Additional Investor Charge-Offs per $1,000 Certificate      0.00

Reimbursements:
 Reinstatement of Investor Certificates                        0
 Reinstatement of Investor Certificates per
   $1,000 Certificate                                       0.00

Ending Investor Charge-Offs                                    0
Ending Investor Charge-Offs per $1,000 Certificate          0.00

AMORTIZATION EVENTS
-------------------
(Yes=1; No=2)
                                                             Y/N
                                                             ---
 1. Breach of material covenant or agreement pursuant to
    the Pooling and Servicing Agreement uncured for 30 days    2
 2. Breach of representation or warranty not corrected for
    30 days                                                    2
 3. Bankruptcy, insolvency or receivership of Seller or CSXT   2
 4. Trust is deemed an "Investment Company"                    2
 5. CSXT fails to convey Receivables to Seller and Servicer
    fails to make deposit to Retained Collection Account       2
 6. Required Net Series Pool Balance exceeds Net Series Pool
    Balance                                                    2
 7. Any Series 1993-1 Servicer Default                         2
 8. Termination Notice delivered to Servicer                   2
 9. Invested Amount of Series not paid in full on Expected
    Final Payment Date                                         2
10. Average Monthly Payment Rate for the three preceding Due
    Periods is less than 25%                                   2

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-----------------------------------------------

Investor Allocable Charged-Off Amount                    256,174
Investor Recoveries                                            0
Aggregate Investor Allocable Charged-Off Amount          256,174
Aggregate Investor Allocable Charged-Off Amount as a
 Percentage of Ending Series Invested Amount               0.13%
Loss Reserve                                          26,000,000








                                     - 6 -



       PAGE 7

SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)
---------------------------------------------


Calculation of Subordination Percentage


A.  Subordination Percentage Floor                        13.00%


B.  I.  Dilutions
        (a) Dilution Ratio-Greatest 2-month rolling
            average for prior 12 due periods               1.29%
        (b) Dilution Percentage (5*B.I.(a))                6.45%

   II.  Delinquencies
        (a) Delinquency Ratio-Greatest 3-month rolling
            average for prior 12 Due Periods               0.04%
        (b) Delinquency Percentage (7.5*B.II.(a))          0.29%

  III.  Monitored Receivables
        (a) Monitored Receivables Ratio-Greatest 3-month
            rolling average for prior 12 Due Periods       1.23%
        (b) Monitored Receivables Percentage
            (7.5*B.III.(a))                                9.19%

   IV.  Loss Percentage (B.II.+B.III.)                     9.48%

    V.  Sum of Dilution and Loss Percentages (B.I.+B.IV.) 15.93%


C.  I.  Alternate Dilutions
        (a) Dilution Ratio-Greatest 2-month rolling
            average for prior 12 Due Periods               1.29%
        (b) Alternate Dilution Percentage (4*C.I.(a))      5.16%

   II.  Alternate Delinquencies
        (a) Alternate Delinquency Percentage               0.40%

  III.  Alternate Monitored Receivables
        (a) Alternate Monitored Receivables Percentage     8.01%

   IV.  Alternate Loss Percentage (C.II.+C.III.)           8.41%

    V.  Sum of Alternate Dilution and Alternate Loss
         Percentages                                      13.57%


D.  Subordination Percentage (Greatest of A.,
     B.V., or C.V.)                                       15.93%





                                     - 7 -



       PAGE 8

POOL FACTOR
-----------

Beginning Invested Amount                            200,000,000
Ending Invested Amount                               200,000,000
Pool Factor                                            1.0000000

ALLOCATION OF COLLECTIONS TO PRINCIPAL
--------------------------------------

Total Collections                                    456,746,000

Available Investor Collections                       277,154,732
Monthly Principal                                              0
Available Principal Collections                      277,154,732


I.  Revolving Period:
    Unallocated Collections                                    0
    Amounts Paid to Seller (Seller's Interest)       277,154,732

II. Accumulation Period/Early Amortization Period:
    Controlled Accumulation Amount                             0
    Controlled Deposit Amount                                  0
    Monthly Principal Deposited into Principal
      Funding Account                                          0
    Excess Collections                                         0
    Excess Collections Paid To Seller                          0
    Beginning Principal Funding Account Balance                0
    Deposits to Principal Funding Account                      0
    Ending Principal Funding Account Balance                   0

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total Amount Distributed                              841,666.67
Total Amount Allocable to Interest                    841,666.67
Total Amount Allocable to Interest per
  $1,000 of Certificates                                    4.21
Total Amount Allocable to Principal                         0.00
Total Amount Allocable to Principal per
  $1,000 of Certificates                                    0.00

Pool Factor                                            1.0000000











                                     - 8 -



       PAGE 9

SERIES 1993-1 INVESTED AMOUNT
-----------------------------

Beginning Invested Amount                            200,000,000
Additional Investor Charge-Offs                                0
Reimbursement of Investor Charge-Offs                          0
Unallocated Collections                                        0

Invested Amount Before Principal Amortization        200,000,000

Principal on Deposit in Principal Funding Account              0
Ending Invested Amount                               200,000,000


Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date           841,667




I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented, and is correct to the best of my knowledge.



                                           /s/ JAMES FEESER
                                           ---------------------
                                           James Feeser
                                           Assistant Controller
























                                     - 9 -



       PAGE 10

               CSXT TRADE RECEIVABLES MASTER TRUST
               -----------------------------------

         Certificateholders' Distribution Date Statement
                          Series 1993-1
               CSX Transportation, Inc. (Servicer)

       Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 25, 1993, to the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the"Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, as Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  October 25, 1996

Due Period:  September 1, 1996 through September 30, 1996


POOL COLLECTIONS
----------------

  Aggregate amount of Collections                $456,746,000.00

  Pool Balance as of the last day of the
    preceding Due Period                         $628,409,000.00


ALLOCATION PERCENTAGES
----------------------

  Series 1993-1 Allocation Percentage                     65.55%

  Investor Allocation Percentage                          92.95%

  Investor Ownership Percentage                           34.11%








                                     - 10 -



       PAGE 11

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

  Total amount distributed to Certificateholders   $  841,666.67

  Total amount distributed to Certificateholders
    allocable to Interest                          $  841,666.67
  Total amount distributed allocable to Interest
    per $1,000 of Certificates                     $        4.21

  Total amount distributed to Certificateholders
    allocable to Principal                         $        0.00
  Total amount distributed allocable to Principal
    per $1,000 of Certificates                     $        0.00

  Pool Factor                                          1.0000000


CERTIFICATE INVESTED AMOUNTS
----------------------------

  Series 1993-1 Invested Amount
    Amounts on deposit in the Principal Funding
      Account                                      $        0.00

    Outstanding balance of the Series 1993-1
      Certificates (after giving effect to all
      distributions to occur on the Distribution
      Date)                                      $200,000,000.00


INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-------------------------------------

  Investor Allocable Charged-Off Amount for
    the Due Period                                  $ 256,174.00


SUBORDINATION PERCENTAGE
------------------------

  Subordination Percentage for the Current Due Period     15.93%

  Ending Available Subordinated Amount           $ 37,896,990.60











                                     - 11 -



       PAGE 12

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

  Beginning Investor Charge-Offs                 $          0.00
  Beginning Investor Charge-Offs per
    $1,000 Certificate                           $          0.00

  Additional Investor Charge-Offs                $          0.00
  Additional Investor Charge-Offs per
    $1,000 Certificate                           $          0.00

  Reimbursements:
    Reinstatement of Investor Certificates       $          0.00
    Reinstatement of Investor Certificates per
      $1,000 Certificate                         $          0.00

  Ending Investor Charge-Offs                    $          0.00
  Ending Investor Charge-Offs per
    $1,000 Certificate                           $          0.00


POOL BALANCES
-------------

  Pool Balance as of the last day of the preceding
    Due Period                                   $628,409,000.00

  Ending Net Receivables Pool Balance            $426,051,000.00

  Ending Net Series Pool Balance                 $279,297,578.72

























                                     - 12 -